Exhibit 5.2


           [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                                                              April 14, 2003


Trimble Navigation Limited
645 North Mary Avenue
Sunnyvale, CA 94088

                           Re:    Trimble Navigation Limited
                                  Registration Statement on Form S-3.
                                  -----------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Trimble Navigation Limited, a California corporation (the "Company"), in connection with the public offering by the Company of up to 2,100,000 shares (the "Shares") of the Company's common stock, no par value per share (the "Common Stock"), as set forth in the Registration Statement and the Prospectus (each as hereinafter defined).

         This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

         (i) the Registration Statement on Form S-3 (File No. 333-103676) of the Company relating to the Shares as filed with the Securities and Exchange Commission (the "Commission") on March 7, 2003 under the Securities Act of 1933, as amended (the "Securities Act"), allowing for offerings from time to time pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the "Rules and Regulations") (such registration statement, as declared effective on March 28, 2003, being hereinafter referred to as the "Registration Statement");

         (ii) the base prospectus, dated March 7, 2003 (the "Base
Prospectus"), relating to the offering of the Shares, which forms a part of and is included in the Registration Statement;

         (iii) the prospectus supplement, dated April 9, 2003 (the "Prospectus Supplement"), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (such Base Prospectus, as supplemented by the Prospectus Supplement being hereinafter referred to as the "Prospectus");

         (iv) the documents filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference into the Registration Statement as of the date hereof (collectively, the "Incorporated Documents");

         (v) an executed copy of the Placement Agency Agreement, dated April 8, 2003, by and between the Company and Gerard Klauer Mattison & Co., Inc., as placement agent, relating to the offering of the Shares;

         (vi) an executed copy of the Purchase Agreement, dated April 9, 2003, by and between the Company and the Investor (as defined therein) relating to the offering of the Shares;

         (vii) a specimen certificate representing the Common Stock;

         (viii) the Restated Articles of Incorporation of the Company, and all Certificates of Amendment and Certificates of Designation through the date hereof, in each case as filed with and certified by the Secretary of State of the State of California (the "Articles of Incorporation");

         (ix) the Amended and Restated By-laws of the Company, as currently in effect (the "By-laws"); and

         (x) certain resolutions of the Board of Directors of the Company (the "Board of Directors").

         We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         Members of our firm are admitted to the bar in the State of California, and we do not express any opinion as to the laws of any other jurisdiction other than the law of the State of California and the laws of the United States of America to the extent referred to specifically herein. Insofar as the opinion expressed herein relates to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect the opinion set forth herein. The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

         Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that when the Shares are delivered to and paid for by the Investor in accordance with the terms of the Purchase Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

                                     Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP